77Q1
PFT (Putnam Funds Trust) Putnam Dynamic Risk Allocation Fund
Period ending November 30, 2016
1.	Amendment to Bylaws dated as of April 22, 2016 Incorporated
by reference to Post Effective Amendment No. 236 to the
Registrants Registration Statement filed on June 27, 2016.
2.	Sub Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of October 27,
2016  Incorporated by reference to Post Effective Amendment
No. 247 to the Registrants Registration Statement filed on
November 25, 2016.